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                                                                   Exhibit 5.1


                                  May 10, 2001



Roxio, Inc.
461 South Milpitas Boulevard
Milpitas, CA 95035

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of 3,600,000 shares of your Common Stock reserved for issuance under your 2000 Stock Option Plan, 1,000,000 shares of your Common Stock reserved for issuance under your 2001 Stock Plan, 500,000 shares of your Common Stock reserved for issuance under your 2001 Employee Stock Purchase Plan and 100,000 shares of your Common Stock reserved for issuance under your 2001 Director Option Plan (such shares, collectively, the "SHARES" and such plans, collectively, the "PLANS"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, with respect to the Registration Statement.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                /s/ Wilson Sonsini Goodrich & Rosati